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                                                                    EXHIBIT 10.3

                    SECOND AMENDMENT AND AGREEMENT REGARDING
                            ASSET PURCHASE AGREEMENT

This Second Amendment and Agreement Regarding Asset Purchase Agreement ("Amendment") is entered into as of September 22, 2006 by and among FISHER RADIO REGIONAL GROUP, INC., a Washington corporation ("Buyer"), EQUITY BROADCASTING CORPORATION, an Arkansas corporation ("Equity"), LA GRANDE BROADCASTING, INC., an Arkansas corporation ("La Grande"), EBC BOISE, INC., an Arkansas corporation ("EBC Boise") and EBC POCATELLO, INC., a Nevada corporation ("EBC Pocatello" and together with La Grande and EBC Boise, the "Sellers" and/or "Equity Entities").

                                    RECITALS

     A. Buyer, Sellers and, for the limited purpose set forth therein, Equity, are parties to an Asset Purchase Agreement, dated December 7, 2005, as amended by the Amendment and Agreement Regarding Asset Purchase Agreement, dated May 1, 2006 (the "First Amendment") (collectively, the "Agreement"), pursuant to which the Sellers will sell, transfer and assign to Buyer, and Buyer will purchase and assume from the Sellers, the Purchased Assets and Assumed Liabilities. Capitalized terms not defined in this Amendment have the meanings assigned to such terms in the Agreement.

     B. The parties hereto (each, a "Party," and, collectively, the "Parties") have determined to amend the Agreement so that (1) the Oregon Closing may be deferred on the terms set forth in this Amendment, (2) the Buyer shall provide a non-refundable deposit in connection with this Amendment, and (3) the Buyer shall waive its right to an Indemnity Deposit to secure the indemnification obligations of the Equity Entities under the Agreement.

     C. The Parties have determined to provide Buyer with an option to purchase additional television stations from the Equity Entities.

     D. The Parties have determined to make certain amendments to the Joint Sales Agreement between Buyer, Equity and La Grande, dated July 1, 2006 (the "Joint Sales Agreement") related to the deferral of the Oregon Closing.

NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. Amendment. Notwithstanding Section 2.4 or any other provision in the Agreement to the contrary, including those in Articles 7 and 8 of the Agreement, and subject to Section 3 of this Amendment and Articles 7 and 8 of the Agreement, the Oregon Closing shall occur on November 1, 2006 or such earlier time as the Parties may agree. In connection with the Oregon Closing, the parties agree and confirm, and the Agreement is hereby amended, to reflect the following:


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     a.   The provisions of Section 2.7 (Payment of Purchase Price) of the
          Agreement are hereby amended so that, notwithstanding anything to the contrary therein, (i) upon execution of this Amendment, but in no event later than September 22, 2006, $6,000,000 of the Purchase Price with respect to the Oregon Closing will be paid as nonrefundable (except as otherwise provided in Section 2 of this Amendment) consideration for the extension of the Oregon Closing ("Oregon Extension Consideration") via a wire transfer to an account designated by the Equity Entities, and, except as otherwise provided by Section 3 of this Amendment, (ii) at the Oregon Closing, Buyer shall pay, by wire transfer to an account designated by the Equity Entities, an amount equal to the Purchase Price for the Oregon Closing, minus (1) any excess amount of the JSA Deposit under the First Amendment, (2) the Extension Consideration under the First Amendment, (3) the Oregon Extension Consideration, and (4) the Additional JSA Deposit.

     b. The Buyer hereby waives its right to the Indemnity Deposit as security for the indemnification obligations of the Equity Entities under
          Article 9 of the Agreement; provided, however, that nothing in this Amendment shall relieve the Equity Entities of any indemnification obligations under Article 9 and shall not be deemed to be a waiver of any of Buyer's indemnification rights thereunder or any other rights of Buyer under the Agreement. Section 9.6 of the Agreement is deleted in its entirety and all references to Section 9.6, the Indemnity Deposit, the Indemnity Escrow Account or the Indemnity Escrow Agent in the Agreement or any agreements related thereto are hereby deleted accordingly.

     c. For purpose of the introductory paragraph of Article 3 and Section 7.1 of the Agreement, the term "Closing" or "Closing Date" shall be deemed to mean September 30, 2006; provided, however, that where a breach of any of the representations and warranties contained in Article 3 of the Agreement arises out of the acts or omissions, or is otherwise within the control of, the Equity Entities, the term "Closing or "Closing Date" shall mean the date of the Oregon Closing.

     d. The first sentence of Section 11.1 of the Agreement is amended to read, in its entirety, as follows:

                    All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article 9 (Indemnification), the representations and warranties contained in Articles 3 and 4 of this Agreement shall terminate on April 22, 2008.

2. Oregon Closing. Subject to Section 3 of this Amendment, if the Oregon Closing does not occur on or prior to November 1, 2006, then the Equity Entities or Buyer may terminate the Agreement by written notice to each other; provided, however, that the right to terminate the Agreement in accordance herewith shall not be available to any Party whose material breach of any of their covenants, agreements, representations or


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     warranties under the Agreement, as amended hereby, shall have been the cause of, or resulted in, the failure of the Oregon Closing to occur prior to such date. Notwithstanding any other provisions set forth herein and in the Agreement to the contrary, if the Oregon Closing fails to occur on or before November 1, 2006, then the Oregon Extension Consideration shall remain the sole property of the Equity Entities; provided, however, that, subject to Section 1(c) of this Amendment, if such failure to close is solely and directly caused by the material breach by Sellers or Equity of any of their covenants, agreements, representations or warranties under the Agreement (as amended hereby), and in no way results from the delay by Buyer in extending the Closing Date, the Oregon Extension Consideration shall be returned to Buyer. Each Party hereby acknowledges that it has no Knowledge (applying such defined term to all Parties), as of the date hereof, of a material breach by any other Party of any of such other Party's covenants, agreements, representations or warranties under the Agreement, as amended hereby.

3. FCC. Notwithstanding anything in Section 2.4 or Section 10.1(a)(viii) or any other provision in the Agreement to the contrary, the Parties agree that:

     a. Promptly following the date hereof, the Parties shall jointly file with the FCC an application to request an extension of the period in which the parties may consummate the assignment of the FCC Licenses for the Oregon Stations under the FCC Consent and agree to exercise reasonable best efforts to jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in prosecuting, such application. In addition, the Sellers agree to file, and to exercise reasonable best efforts to diligently and expeditiously prosecute, renewal applications for the Oregon Stations (the "Renewal Applications").

     b. In the event that the FCC declines to extend authority for the Parties to consummate the assignment of the FCC Licenses for the Oregon Stations to the later of the dates set forth in subsection 3(c)(i) or 3(c)(ii) below, as applicable, the Parties agree to join in a new application seeking FCC consent to the assignment of the FCC Licenses of the Oregon Stations from Sellers to Buyer and to exercise reasonable best efforts to obtain a new FCC Consent with respect to the assignment of the FCC Licenses for the Oregon Stations from Sellers to Buyer and to jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in prosecuting, such request for FCC Consent ("New Oregon Stations Assignment Application").

     c. In the event that either the FCC requires the Parties to defer consummation of the assignment of the FCC Licenses of the Oregon Stations until after (i) grant of the Renewal Applications, or (ii) grant of the New Oregon Stations Assignment Application, and such grant has not occurred by November 1, 2006, then the Equity Entities or Buyer may terminate the Agreement, as amended, provided, however, that Buyer may agree to defer closing until ten (10) business days after public notice of such grant of the renewal applications, and if necessary the New Oregon Stations Assignment Application.


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4.   Option. Upon execution of this Amendment, but in no event later than
     September 22, 2006, Buyer shall pay to the Equity Entities a nonrefundable deposit $1,000,000 ("Option Price") via a wire transfer to an account designated by the Equity Entities for the purchase of an option (the "Option") pursuant to which Buyer shall have the right, but not the obligation to do the following on the terms set forth below:

     a. Purchase Certain Television Stations. Upon Buyer's notice to the Equity Entities, Buyer may purchase (i) KQUP, Pullman, Washington, and KQUP-LP, Coeur d'Alene, Idaho for a purchase price of $5,500,000 and/or (ii) KUSE-LP, Seattle, Washington for a purchase price of $2,500,000 (each, a "Station," and, collectively, the "Stations"); provided, however, that the purchase of a Station or the Stations under (i) or (ii) of this Section, must be consummated within twelve
          (12) months of the date hereof. The aggregate purchase price for the Station(s) under (i) or (ii) of this Section shall be reduced by (a) $1,000,000 in the event the purchase is consummated within 180 days of the date hereof, and (b) $500,000 in the event the purchase is consummated within nine (9) months of the date hereof. In the event Buyer provides notice to purchase both Stations, such reduction in the purchase price shall be applied to the purchase price for the first of such closings to occur, in the event the closings are bifurcated. For illustrative purposes only, if Buyer elects to purchase both Stations and the KQUP and KQUP-LP acquisition is consummated first and within 180 days of the date hereof, the $5,500,000 purchase price would be reduced to $4,500,000 and the purchase price for the subsequent acquisition of KUSE-LP would remain $2,500,000 (i.e., the applicable purchase price reduction would be applied only once).

     b. Other Terms. Upon exercise of the Option, the parties will prepare and execute a purchase agreement for the transfer and assignment of FCC licenses and other assets related to such Station(s), which agreement shall contain such other terms and conditions, representations, warranties, covenants and indemnities as the parties may negotiate in good faith and as are comparable in all material respects to the Agreement (without reference to any amendments to the Agreement).

     c.   Survival. The Option shall survive the termination of the Agreement.

5. Joint Sales Agreement. Promptly following the execution of this Amendment, Buyer, Equity and La Grande shall enter into an amendment to the Joint Sales Agreement to provide for the following:

     a. Extension of Term. The term of such Joint Sales Agreement shall be extended until the date of the Oregon Closing.

     b. Fees; Expenses. In the event the Parties agree to provide for an additional extension of the Closing as contemplated in Section 3(c) of this Amendment, (i) the fixed monthly payments under Section 4.1 of the Joint Sales Agreement shall continue to accrue at a rate of $15,000 per month for the first ninety (90) days of such extension, with such rate increasing by $5,000 per month for each additional month thereafter, and (ii) Buyer shall reimburse Sellers for all expenses related to


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          the Stations, including any repairs or maintenance needed for the equipment of the Stations.

     c. Additional JSA Deposit. In the event the Parties agree to provide for an additional extension of the Closing as contemplated in Section 3(c) of this Amendment, Buyer shall pay to the Equity Entities a nonrefundable (except as otherwise provided in Section 2 of this Amendment) deposit in the estimated amount of $9,720,000 as consideration for the extension of the Joint Sales Agreement (the "Additional JSA Deposit") via a wire transfer to an account designated by the Equity Entities; provided, however, that if the Oregon Closing fails to occur after November 1, 2006 and that, subject to Section 1(c) of this Amendment, the failure to close is solely and directly caused by the material breach by Sellers or Equity of any of their covenants, agreements, representations or warranties under the Agreement (as amended hereby), and in no way results from the delay by Buyer in extending the Closing Date, the Additional JSA Deposit shall be returned to Buyer.

6. Reasonable Interpretation; No Other Changes. The Parties intend for the Agreement to be interpreted in light of this Amendment and actions taken (or not taken) by the Parties in order to effect the Oregon Closing or the 1031 Exchange (and the deferral of the Oregon Closing) will not be deemed a breach or violation of the Agreement unless, in reasonably construing the provisions hereof and thereof, the context clearly indicates otherwise. Except as set forth in or expressly contemplated by this Amendment, the Agreement has not been modified and remains in full force and effect.

7.   Miscellaneous.

     a. This Amendment is governed by and shall be construed in accordance with the laws of the State of Oregon without reference to its choice of law rules.

     b. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

     c. If any Party initiates any litigation against the other Party involving this Amendment, the prevailing Party in such action shall be entitled to receive reimbursement from the other Party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing Party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

     d. All other terms and conditions set forth under the Agreement, unless otherwise specifically referenced herein, shall remain in effect and be given full consideration.


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     IN WITNESS WHEREOF, the parties hereto have caused this SECOND AMENDMENT
AND AGREEMENT REGARDING ASSET PURCHASE AGREEMENT to be executed as of the day and year first above written.


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                                        FISHER RADIO REGIONAL GROUP, INC.


                                        By: /s/ Larry Roberts
                                            ------------------------------------
                                        Name: Larry Roberts
                                        Title: President


                                        LA GRANDE BROADCASTING, INC.


                                        By: /s/ James Hearnsberger
                                            ------------------------------------
                                        Name: James Hearnsberger
                                        Title: Vice President


                                        EBC BOISE, INC.


                                        By: /s/ James Hearnsberger
                                            ------------------------------------
                                        Name: James Hearnsberger
                                        Title: Vice President


                                        EBC POCATELLO, INC.


                                        By: /s/ James Hearnsberger
                                            ------------------------------------
                                        Name: James Hearnsberger
                                        Title: Vice President


                                        EQUITY BROADCASTING CORPORATION


                                        By: /s/ James Hearnsberger
                                            ------------------------------------
                                        Name: James Hearnsberger
                                        Title: Executive Vice President


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